EXHIBIT 99

Monsanto Company
800 North Lindbergh Blvd
St. Louis, Missouri 63167

Release	Immediately

Contact	Media: Lee Quarles (314-694-2330)
Analysts: Scarlett Lee Foster (314-694-8148)
STRONG RESULTS IN ROUNDUP, SEEDS AND TRAITS BUSINESSES PROPEL
MONSANTO TO RECORD THIRD-QUARTER AND YEAR-TO-DATE RESULTS
Monsanto sees increased use of its corn seeds and traits globally, company expects seventh consecutive year of branded corn market share gains in U.S.
St. Louis – June 25, 2008

	Third	Third	Nine	Nine
($ in millions)	Quarter	Quarter	Months	Months
	2008	2007	2008	2007

Net Sales by Segment
Corn seed and traits	$975	$891	$3,189	$2,443
Soybean seed and traits	447	325	1,064	868
Cotton seed and traits	279	212	361	260
Vegetable and fruit seed	185	170	521	444
All other crops seeds and traits	161	114	293	207

TOTAL Seeds and Genomics	$2,047	$1,712	$5,428	$4,222

Roundup and other glyphosate-based herbicides	$1,168	$757	$3,158	$1,936
All other agricultural productivity products	373	373	880	832

TOTAL Agricultural Productivity	$1,541	$1,130	$4,038	$2,768

TOTAL Net Sales	$3,588	$2,842	$9,466	$6,990

Gross Profit	$1,969	$1,503	$5,253	$3,633

Operating Expenses	$875	$684	$2,292	$1,860

Interest (Income) Expense — Net	$(3)	$1	$(6)	$7
Other (Income) Expense — Net	$(5)	$12	$(189)	$32

Net Income	$811	$570	$2,196	$1,203

Diluted Earnings per Share (See note 1.)	$1.45	$1.03	$3.93	$2.17

Items Affecting Comparability — EPS Impact (Income) Loss on Discontinued Operations	—	$(0.01)	—	$0.01
Solutia Claim Settlement (after tax)	—	—	$(0.23)	—

Diluted Earnings per Share from Ongoing Business
(For the definition of ongoing EPS, see note 1.)	$1.45	$1.02	$3.70	$2.18

Effective Tax Rate	26%	29%	30%	30%
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	Third	Third	Nine	Nine
Comparison as a Percent of Net Sales:	Quarter	Quarter	Months	Months
	2008	2007	2008	2007

Gross profit	55%	53%	55%	52%
Selling, general and administrative expenses (SG&A)	17%	17%	17%	19%
Research and development expenses (excluding acquired in-process R&D)	7%	7%	7%	8%
Income before income taxes and minority interest	31%	28%	33%	25%
Net income	23%	20%	23%	17%

Comment from Monsanto Chairman, President and Chief Executive Officer Hugh Grant:
“Backed by continued growing demand for our products, the first nine months of our fiscal year has been remarkable and we’re now increasing our full-year guidance. This strong growth sets up a solid foundation for our business and to reach our target of more than doubling gross profit in 2012. Because we’re both discovering and delivering innovative tools that can help increase productivity on farm, we offer an attractive solution to the farmer and their mission of meeting our world’s growing food, feed and fuel needs. While others are asking should it be food OR feed OR fuel, we believe the answer is AND, and we have the solutions in hand to be a significant part of that answer.”
Operations Update
Monsanto reported record net sales of $3.6 billion for the third quarter of fiscal year 2008, which were 26 percent higher than sales in the same period in fiscal year 2007. Results in the quarter reflected increased revenues from the company’s Roundup agricultural herbicides globally, increased soybean seed and traits revenues in the United States, increased corn seed and trait revenues in the United States, higher corn seed revenues in Europe-Africa, and higher cotton seed and trait revenue in the United States.
Net sales in the company’s first nine months of fiscal year 2008 resulted in year-to-date sales of $9.5 billion, which were 35 percent higher compared with sales in the same period last year. Key contributors to the company’s growth included increased sales of Roundup and other glyphosate-based herbicides globally, higher worldwide corn seed and traits revenues as well as increased soybean seed and traits revenues and cotton seed and traits revenues in the United States.
Monsanto’s net income for the third quarter of fiscal year 2008 was $811 million or 42 percent higher than net income in the same period last year. For the first nine months of fiscal year 2008, net income was 83 percent higher than net income in the same period last year.
Earnings per share (EPS) for the third quarter of fiscal year 2008 were $1.45 both on an as-reported basis and an ongoing basis. EPS for the first nine months of fiscal year 2008 were $3.93 on an as-reported basis, and $3.70 on an ongoing basis. EPS results for the first three quarters were affected favorably by $0.23 per share after tax from the settlement of Monsanto’s claims in conjunction with Solutia’s emergence from bankruptcy. (For a reconciliation of ongoing EPS, see page 1.)
Cash Flow
For the first nine months of fiscal year 2008, net cash provided by operating activities was $1.3 billion, compared with $89 million in the same period in 2007. Net cash required by investing activities was $650 million for the first nine months of 2008, compared with net cash required of $410 million for the same period last year. As a result, free cash flow was a source of $675 million for the first nine months of fiscal year 2008, compared with a use of $321 million in the same period in fiscal year 2007. (For a reconciliation of free cash flow, see note 1.) Improved earnings, higher collections from accounts receivable and customer prepayments and the settlement of the Solutia-related claim contributed to the increase in free cash flow in the first nine months of 2008. Net cash provided by financing activities was $93 million for the first nine months of 2008, compared with net cash required of $204 million for the same period last year.

Outlook
Monsanto’s fourth quarter is largely influenced by its global cotton business and U.S. Roundup agricultural herbicides business. The company historically records a loss in the fourth quarter.
Monsanto now expects that its full-year 2008 EPS will be approximately $3.63 on a reported basis and approximately $3.40 on an ongoing basis. (For a reconciliation of ongoing EPS, see page 1). Monsanto’s full-year 2008 EPS guidance on a reported basis does not include an estimate for the in-process, research and development charge associated with the company’s fourth quarter acquisitions.
The company now expects that its free cash flow for fiscal year 2008 will be $550 million. The company expects net cash provided by operating activities to be in the range of $2.6 billion, and net cash required by investing activities to be approximately $2.05 billion for fiscal year 2008. (For a reconciliation of free cash flow, see note 1.) This revised free cash flow guidance reflects the recently-completed acquisition of De Ruiter Seeds as well as the recently-announced acquisition of Marmot, S.A., which operates Semillas Cristiani Burkard (SCB), a privately-held seed company headquartered in Guatemala City, Guatemala.
Preliminary Trait Acreage Report
As part of today’s announcement, Monsanto also published a preliminary report on the company’s biotech trait acreage for fiscal year 2008. This report is available on Monsanto’s web site at www.monsanto.com.

Seeds and Genomics Segment Detail

($ in millions)	Net Sales				Gross Profit
	Third	Third	Nine	Nine	Third	Third	Nine	Nine
Seeds and Genomics	Quarter	Quarter	Months	Months	Quarter	Quarter	Months	Months
	2008	2007	2008	2007	2008	2007	2008	2007

Corn seed and traits	$975	$891	$3,189	$2,443	$565	$530	$2,023	$1,543

Soybean seed and traits	447	325	1,064	868	269	203	649	581

Cotton seed and traits	279	212	361	260	195	179	252	222

Vegetable and fruit seed	185	170	521	444	93	72	270	210

All other crops seeds and traits	161	114	293	207	97	62	154	99

TOTAL Seeds and Genomics	$2,047	$1,712	$5,428	$4,222	$1,219	$1,046	$3,348	$2,655

($ in millions)	Earnings Before Interest & Taxes (EBIT)
	Third	Third	Nine	Nine
Seeds and Genomics	Quarter	Quarter	Months	Months
	2008	2007	2008	2007

EBIT (For a reconciliation of EBIT, see note 1.)	$586	$557	$1,643	$1,302

Unusual Items Affecting EBIT

Income (Loss) on discontinued operations	None	$8	None	$(5)

The Seeds and Genomics segment consists of the company’s global seeds and related traits business, and genetic technology platforms.
Sales for Monsanto’s Seeds and Genomics segment were $2 billion for the third quarter of fiscal year 2008, or 20 percent higher than sales in the same period last year.
During the third quarter of fiscal year 2008, the company realized increased soybean seed and traits revenues in the United States, increased corn seed and trait revenues in the United States, higher corn seed revenues in Europe-Africa and increased U.S. cotton seed and trait revenues. Monsanto expects that strong customer demand for its branded corn seed products contributed to a seventh consecutive year of market share gains in the U.S. corn seed market. In the United States, Monsanto’s DEKALB brand could realize 2 to 3 percentage points in share growth and 1 to 2 percentage points in its American Seeds Inc. brands, pending final returns. In Argentina, Monsanto’s brand increased 5 percentage points while its brands held share flat in Brazil, as the company had anticipated.
Sales for the segment were also higher for the first nine months of the 2008 fiscal year compared with sales in the same period last year. Sales for the first nine months were $5.4 billion, or 29 percent higher than sales in fiscal year 2007. Key contributors to the company’s growth through the first nine months included higher worldwide corn seed and traits revenues, increased soybean seed and traits revenues in the United States as well as higher U.S. cotton seed and traits revenue.

Agricultural Productivity Segment Detail

($ in millions)	Net Sales				Gross Profit
	Third	Third	Nine	Nine	Third	Third	Nine	Nine
Agricultural Productivity	Quarter	Quarter	Months	Months	Quarter	Quarter	Months	Months
	2008	2007	2008	2007	2008	2007	2008	2007

Roundup and other glyphosate-based herbicides	$1,168	$757	$3,158	$1,936	$594	$286	$1,559	$635

All other agricultural productivity products	373	373	880	832	156	171	346	343

TOTAL Agricultural Productivity	$1,541	$1,130	$4,038	$2,768	$750	$457	$1,905	$978

($ in millions)	Earnings Before Interest & Taxes (EBIT)
	Third	Third	Nine	Nine
Agricultural Productivity	Quarter	Quarter	Months	Months
	2008	2007	2008	2007

EBIT (For a reconciliation of EBIT, see note 1.)	$502	$242	$1,488	$423

Unusual Items Affecting EBIT

Solutia Claim Settlement	None	None	$210	None

The Agricultural Productivity segment consists primarily of crop protection products, the lawn-and-garden herbicide business, and the company’s animal agricultural business.
Sales for Monsanto’s Agricultural Productivity segment were $1.5 billion for the third quarter of fiscal year 2008, or 36 percent higher compared with sales in the same period last year. Results in the quarter benefited from increased average net selling prices for the company’s Roundup agricultural herbicides globally.
Sales for the segment were higher for the first three quarters of the 2008 fiscal year compared with sales in the same period last year. Segment sales through the first nine months were $4 billion or 46 percent higher than sales in the same period in fiscal year 2007. Results through the first three quarters benefited from higher average net selling prices of Roundup and other glyphosate-based herbicides globally.
Webcast Information
In conjunction with this announcement, Monsanto will hold a conference call at 8:30 a.m. central time (9:30 a.m. eastern time) today. The call will focus on these results and future expectations. The call may also include a discussion of Monsanto’s strategic initiatives, product performance and other matters related to the company’s business.
Presentation slides and a simultaneous audio webcast of the conference call may be accessed by visiting the company’s web site at http://www.monsanto.com/investors/. Visitors may need to download Windows Media Player™ prior to listening to the webcast. Following the live broadcast, a replay of the webcast will be available on the Monsanto web site for three weeks.
About Monsanto Company
Monsanto Company is a leading global provider of technology-based solutions and agricultural products that improve farm productivity and food quality. For more information on Monsanto, see www.monsanto.com.

Cautionary Statements Regarding Forward-Looking Information:
Certain statements contained in this release are “forward-looking statements,” such as statements concerning the company’s anticipated financial results, current and future product performance, regulatory approvals, business and financial plans and other non-historical facts. These statements are based on current expectations and currently available information. However, since these statements are based on factors that involve risks and uncertainties, the company’s actual performance and results may differ materially from those described or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, among others: continued competition in seeds, traits and agricultural chemicals; the company’s exposure to various contingencies, including those related to intellectual property protection, regulatory compliance and the speed with which approvals are received, and public acceptance of biotechnology products; the success of the company’s research and development activities; the outcomes of major lawsuits; developments related to foreign currencies and economies; successful operation of recent acquisitions; fluctuations in commodity prices; compliance with regulations affecting our manufacturing; the accuracy of the company’s estimates related to distribution inventory levels; the company’s ability to fund its short-term financing needs and to obtain payment for the products that it sells; the effect of weather conditions, natural disasters and accidents on the agriculture business or the company’s facilities; and other risks and factors detailed in the company’s most recent reports on Forms 10-Q and 10-K. Undue reliance should not be placed on these forward-looking statements, which are current only as of the date of this release. The company disclaims any current intention or obligation to update any forward-looking statements or any of the factors that may affect actual results.
Notes to editors: DEKALB and Roundup are trademarks of Monsanto Company and its wholly owned subsidiaries.
References to Roundup herbicides in this release mean Roundup branded herbicides, excluding lawn-and-garden herbicide products.
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Monsanto Company
Selected Financial Information
(Dollars in millions, except per share amounts)
Unaudited

Statements of Consolidated Operations	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	May 31, 2008	May 31, 2007	May 31, 2008	May 31, 2007

Net Sales	$3,588	$2,842	$9,466	$6,990
Cost of Goods Sold	1,619	1,339	4,213	3,357

Gross Profit	1,969	1,503	5,253	3,633
Operating Expenses:
Selling, General and Administrative Expenses	622	487	1,617	1,299
Research and Development Expenses	251	190	672	554
Acquired In-Process Research and Development	2	7	3	7

Total Operating Expenses	875	684	2,292	1,860
Income From Operations	1,094	819	2,961	1,773
Interest Expense	31	29	99	96
Interest Income	(34)	(28)	(105)	(89)
Solutia-Related Expenses (Income)	—	4	(187)	23
Other (Income) Expense – Net	(5)	8	(2)	9

Income Before Income Taxes and Minority Interest	1,102	806	3,156	1,734
Income Tax Provision	285	231	947	521
Minority Interest Expense	6	10	13	7

Income From Continuing Operations	$811	$565	$2,196	$1,206

Discontinued Operations:
Income (Loss) from Operations of Discontinued Businesses	—	8	—	(5)
Income Tax Expense (Benefit)	—	3	—	(2)

Income (Loss) on Discontinued Operations	—	5	—	(3)

Net Income	$811	$570	$2,196	$1,203

EBIT (see note 1)	$1,088	$799	$3,131	$1,725

Basic Earnings (Loss) per Share
Income from Continuing Operations	$1.48	$1.04	$4.01	$2.22
Income (Loss) on Discontinued Operations	—	$0.01	—	$(0.01)

Net Income	$1.48	$1.05	$4.01	$2.21

Diluted Earnings (Loss) per Share
Income from Continuing Operations	$1.45	$1.02	$3.93	$2.18
Income (Loss) on Discontinued Operations	—	$0.01	—	$(0.01)

Net Income	$1.45	$1.03	$3.93	$2.17

Weighted Average Shares Outstanding:
Basic	549.0	544.4	547.6	543.7
Diluted	560.0	555.2	558.9	554.4

Monsanto Company
Selected Financial Information
(Dollars in millions)
Unaudited

Condensed Statements of Consolidated Financial Position	As of	As of
	May 31, 2008	Aug. 31, 2007

Assets

Current Assets:
Cash and Cash Equivalents	$1,714	$866
Trade Receivables – Net of Allowances of $253 and $217, Respectively	3,258	1,499
Miscellaneous Receivables	468	407
Deferred Tax Assets	340	449
Inventories	2,206	1,719
Other Current Assets	141	144

Total Current Assets	8,127	5,084

Property, Plant and Equipment – Net of Accumulated Depreciation of $3,625 and $3,260, Respectively	2,962	2,656
Goodwill	2,769	2,625
Other Intangible Assets – Net	1,375	1,415
Noncurrent Deferred Tax Assets	816	730
Long-Term Receivables – Net of Allowances of $172 and $131, Respectively	653	79
Other Assets	590	394

Total Assets	$17,292	$12,983

Liabilities and Shareowners’ Equity

Current Liabilities:
Short-Term Debt, Including Current Portion of Long-Term Debt	$10	$270
Accounts Payable	788	649
Income Taxes Payable	134	150
Accrued Compensation and Benefits	368	349
Accrued Marketing Programs	720	517
Deferred Revenues	369	260
Grower Production Accruals	120	86
Dividends Payable	—	96
Miscellaneous Short-Term Accruals	779	698

Total Current Liabilities	3,288	3,075

Long-Term Debt	1,703	1,150
Postretirement Liabilities	505	542
Long-Term Portion of Environmental and Related Litigation Reserve	150	135
Long-Term Deferred Revenue	588	—
Other Liabilities	847	578
Shareowners’ Equity	10,211	7,503

Total Liabilities and Shareowners’ Equity	$17,292	$12,983

Debt to Capital Ratio:	14%	16%

Monsanto Company
Selected Financial Information
(Dollars in millions)
Unaudited

Statements of Consolidated Cash Flows	Nine Months	Nine Months
	Ended	Ended
	May 31, 2008	May 31, 2007

Operating Activities:
Net Income	$2,196	$1,203
Adjustments to Reconcile Cash Provided by Operations:
Items That Did Not Require (Provide) Cash:
Depreciation and Amortization Expense	423	386
Bad-Debt Expense	52	29
Receipt of Securities from Solutia Settlement	(38)	—
Stock-Based Compensation Expense	64	54
Excess Tax Benefits from Stock-Based Compensation	(161)	(49)
Deferred Income Taxes	126	(10)
Equity Affiliate Expense – Net	2	30
Acquired In-Process Research and Development	3	7
Other Items	(10)	(1)
Changes in Assets and Liabilities That Provided (Required) Cash, Net of Acquisitions:
Trade Receivables	(1,490)	(1,969)
Inventories	(387)	91
Deferred Revenues	(1)	(45)
Accounts Payable and Other Accrued Liabilities	746	466
Net Investment Hedge Settlement	(97)	(4)
Other Items	(103)	(99)

Net Cash Provided by Operating Activities	1,325	89

Cash Flows Provided (Required) by Investing Activities:
Maturities of Short-Term Investments	59	22
Capital Expenditures	(530)	(297)
Acquisitions of Businesses, Net of Cash Acquired	(113)	(125)
Purchases of Long-Term Equity Securities	(78)	—
Technology and Other Investments	(39)	(35)
Other Investments and Property Disposal Proceeds	51	25

Net Cash Required by Investing Activities	(650)	(410)

Cash Flows Provided (Required) by Financing Activities:
Net Change in Financing With Less Than 90-Day Maturities	(28)	265
Short-Term Debt Reductions	(9)	(8)
Long-Term Debt Proceeds	548	4
Long-Term Debt Reductions	(238)	(277)
Payments on Other Financing	(3)	(4)
Debt Issuance Costs	(5)	—
Treasury Stock Purchases	(145)	(101)
Stock Option Exercises	100	59
Excess Tax Benefits From Stock-Based Compensation	161	49
Dividend Payments	(288)	(191)

Net Cash Provided (Required) by Financing Activities	93	(204)

Effect of Exchange Rate Changes on Cash and Cash Equivalents	80	59

Net Increase (Decrease) in Cash and Cash Equivalents	848	(466)
Cash and Cash Equivalents at Beginning of Period	866	1,460

Cash and Cash Equivalents at End of Period	$1,714	$994

Monsanto Company
Selected Financial Information
(Dollars in millions)
Unaudited
1.	EBIT, Ongoing EPS and Free Cash Flow: The presentations of EBIT, ongoing EPS and free cash flow are not intended to replace net income (loss), cash flows, financial position or comprehensive income (loss), and they are not measures of financial performance as determined in accordance with generally accepted accounting principles (GAAP) in the United States. The following tables reconcile EBIT, ongoing EPS and free cash flow to the respective most directly comparable financial measure calculated in accordance with GAAP.

Reconciliation of EBIT to Net Income (Loss): EBIT is defined as earnings (loss) before interest and taxes. Earnings (loss) is intended to mean net income (loss) as presented in the Statements of Consolidated Operations under GAAP. The following table reconciles EBIT to the most directly comparable financial measure, which is net income (loss).

	Three Months Ended		Nine Months Ended
	May 31,		May 31,
	2008	2007	2008	2007

EBIT – Seeds and Genomics Segment	$586	$557	$1,643	$1,302
EBIT – Agricultural Productivity Segment	502	242	1,488	423

EBIT– Total	1,088	799	3,131	1,725
Interest (Income) Expense – Net	(3)	1	(6)	7
Income Tax Provision(A)	280	228	941	515

Net Income	$811	$570	$2,196	$1,203

(A)	Includes the income tax provision on minority interest income.
Reconciliation of EPS to Ongoing EPS: Ongoing EPS is calculated excluding certain after-tax items which Monsanto does not consider part of ongoing operations. The reconciliation of EPS to Ongoing EPS for the third quarter and nine months ended May 31, 2008 and May 31, 2007, is included on page 1 of this release.

Reconciliation of Free Cash Flow: Free cash flow represents the total of cash flows from operating activities and investing activities, as reflected in the Statements of Consolidated Cash Flows presented in this release. With respect to the fiscal year 2008 free cash flow guidance, Monsanto does not include any estimates or projections of Net Cash Provided (Required) by Financing Activities because in order to prepare any such estimate or projection, Monsanto would need to rely on market factors and conditions that are outside of its control.

	Fiscal Year	Nine Months Ended
	2008	May 31,
	Guidance	2008	2007

Net Cash Provided by Operating Activities	$2,600	$1,325	$89
Net Cash Required by Investing Activities	(2,050)	(650)	(410)

Free Cash Flow	$550	675	(321)
Net Cash Provided (Required) by Financing Activities	N/A	93	(204)
Effect of Exchange Rate Changes on Cash and Cash Equivalents	N/A	80	59

Net Increase in Cash and Cash Equivalents	N/A	848	(466)
Cash and Cash Equivalents at Beginning of Period	N/A	866	1,460

Cash and Cash Equivalents at End of Period	N/A	$1,714	$994

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